Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of October 14, 2015 (this “Amendment”), is entered into among FLOWSERVE CORPORATION, a New York corporation (the “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 20, 2012 (as amended or modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Amendments.

(a) The definition of “Aggregate Revolving Commitments” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The initial amount of the Aggregate Revolving Commitments in effect on the Second Amendment Effective Date is $1,000,000,000.

(b) The pricing grid set forth in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

Pricing Level	Debt Rating	Commitment Fee	Eurocurrency Rate Loans	Base Rate Loans	Letter of Credit Fees
					Financial	Performance	Commercial
1	A3/A-or better	0.09%	1.000%	0.000%	1.000%	0.500%	0.25%
2	Baa1/BBB+	0.11%	1.125%	0.125%	1.125%	0.550%	0.30%
3	Baa2/BBB	0.15%	1.250%	0.250%	1.250%	0.625%	0.375%
4	Baa3/BBB-	0.20%	1.500%	0.500%	1.500%	0.750%	0.45%
5	Ba1/BB+ or worse	0.25%	1.750%	0.750%	1.750%	0.875%	0.50%

(c) The definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Change of Control” means an event or series of events by which: (a) any person or group (within the meaning of Rule 13(d) and 14(d) of the Securities Exchange Act of

1934 as in effect on the Closing Date) shall beneficially own (within the meaning of Rules 13d-3 and13d-5 of the Securities Exchange Act of 1934 as in effect on the Closing Date) directly or indirectly, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who were neither (i) nominated, appointed or approved for election by the board of directors of the Borrower, nor (ii) appointed by directors so nominated, appointed or approved for election; or (c) any change in control (or similar event, however denominated) with respect to the Borrower or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which the Borrower or any Subsidiary is a party.

(d) The definition of “Eurocurrency Base Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Eurocurrency Base Rate” means,

(a) for any Interest Period with respect to a Eurocurrency Rate Loan,

(i) in the case of Eurocurrency Rate Loan (other than with respect to a two week Interest Period) denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii) in the case of Eurocurrency Rate Loan with a two week Interest Period denominated in a LIBOR Quoted Currency, the rate per annum equal to the LIBOR Rate at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term of one month; and

(iii) in the case of any other Eurocurrency Rate Loan denominated in a Non-LIBOR Quoted Currency (other than those specified above), the rate designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.08 and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits for a term of one month commencing that day;

provided that (i) if the Eurocurrency Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement and (ii) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied as otherwise reasonably determined by the Administrative Agent. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in this definition of “Eurocurrency Base Rate” or with respect to any comparable or successor rate thereto.

(e) The definition of “Guarantors” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Guarantors” means, collectively, (a) each Domestic Subsidiary of the Borrower that, at the Borrower’s option, joins as a Guarantor by execution and delivery of a Joinder Agreement, together with supporting documentation and (b) with respect to (i) Obligations under any Swap Contract, (ii) Obligations under any Treasury Management Agreement and (iii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 4.01 and 4.08) under the Guaranty, the Borrower, and (c) the successors and permitted assigns of the foregoing.

(f) The definition of “Guaranty Release Condition” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(g) The definition of “Joinder Agreement” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 7.10 executed and delivered by a Domestic Subsidiary.

(h) The definition of “L/C Issuer” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“L/C Issuer” each of (a) Bank of America, in its capacity as issuer of Letters of Credit hereunder, (b) JPMorgan Chase Bank, N.A., in its capacity as issuer of Letters of Credit hereunder, (c) BNP Paribas, in its capacity as issuer of Letters of Credit hereunder, (d) Wells Fargo Bank, National Association, in its capacity as issuer of Letters of Credit hereunder, (e) Credit Agricole Corporate and Investment Bank, in its capacity as issuer of Letters of Credit hereunder, (f) any other Lender with a Revolving Commitment that upon request of the Borrower agrees to issue one or more Letters of Credit hereunder and (g) any successor issuer of Letters of Credit hereunder. The term “L/C Issuer” when used with respect to a Letter of Credit or the L/C Obligations relating to a Letter of Credit shall refer to the L/C Issuer that issued such Letter of Credit.

(i) The definition of “Letter of Credit Sublimit” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Letter of Credit Sublimit” means $750,000,000; provided that, the sublimit shall be (a) $250,000,000 in the case of commercial Letters of Credit and (b) $125,000,000 in the case of financial standby Letters of Credit; provided, further, that with respect to each of Bank of America, JPMorgan Chase Bank, N.A., BNP Paribas, Wells Fargo Bank,

National Association and Credit Agricole Corporate and Investment Bank, in its capacity as an L/C Issuer, such L/C Issuer shall not be obligated to issue Letters of Credit in an amount greater than the amount set forth on part (b) of Schedule 2.01. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

(j) The definition of “Loan Notice” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans or the Term Loan, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, in each case pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the Borrower.

(k) The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Maturity Date” means October [    ], 2020; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(l) The definition of “Priority Debt” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Priority Debt” means, as of any date of determination thereof, the sum (without duplication) of (a) Indebtedness of Subsidiaries on such date, other than Indebtedness of any Subsidiary that is a Guarantor, and (b) Indebtedness of the Borrower and its Subsidiaries secured by Liens; provided that Priority Debt shall not include Indebtedness permitted by Sections 8.01(a) through 8.01(f) and any Guarantees of such Indebtedness permitted by Section 8.01(h).

(m) The definition of “Responsible Officer” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 5.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

(n) The definition of “Swing Line Loan Notice” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit 2.04 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent pursuant), appropriately completed and signed by a Responsible Officer of the Borrower.

(o) The definition of “Term Loan” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Term Loan” has the meaning specified in Section 2.01(b). The aggregate principal amount of the Term Loan on the Second Amendment Effective Date is $300,000,000.

(p) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit 2.05 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Sanction(s)” means any sanction administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Second Amendment Effective Date” means October [    ], 2015.

(q) The definitions of “First Amendment Effective Date” in Section 1.01 of the Credit Agreement is hereby deleted.

(r) Section 2.02(a) of the Credit Agreement is hereby amended to read as follows:

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative

Currencies and (iii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c) or with respect to a Borrowing of the remaining available amount under the Aggregate Revolving Commitments, each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the currency of the Loans to be borrowed. If the Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Borrower fails to specify a Type of a Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan.

(s) Section 2.04(b) of the Credit Agreement is hereby amended to read as follows:

(b) Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(t) The first sentence in Section 2.05(a)(i) of the Credit Agreement is hereby amended to read as follows:

The Borrower may, upon delivery of a Notice of Loan Prepayment from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans and the Term Loan in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to any date of prepayment of Eurocurrency Loans denominated in Alternative Currencies and (3) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding) and (D) any prepayment of the Term Loan shall be applied ratably to the remaining principal amortization payments.

(u) Section 2.07(c) of the Credit Agreement is hereby amended to read as follows:

(c) Term Loan. The Borrower shall repay the outstanding principal amount of the Term Loan in installments on the dates and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05 or increased pursuant to Section 2.01(d)), unless accelerated sooner pursuant to Section 9.02:

Payment Dates	Principal Amortization Payment
December 31, 2015	$15,000,000
March 31, 2016	$15,000,000
June 30, 2016	$15,000,000
September 30, 2016	$15,000,000
December 31, 2016	$15,000,000
March 31, 2017	$15,000,000
June 30, 2017	$15,000,000
September 30, 2017	$15,000,000
December 31, 2017	$15,000,000
March 31, 2018	$15,000,000
June 30, 2018	$15,000,000
September 30, 2018	$15,000,000

Payment Dates	Principal Amortization Payment
December 31, 2018	$15,000,000
March 31, 2019	$15,000,000
June 30, 2019	$15,000,000
September 30, 2019	$15,000,000
December 31, 2019	$15,000,000
March 31, 2020	$15,000,000
June 30, 2020	$15,000,000
September 30, 2020	$15,000,000

(v) Section 5.02(a) of the Credit Agreement is hereby amended to read as follows:

(a) The representations and warranties of each Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as drafted) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as drafted) as of such earlier date, except that if the proceeds of such Loan are to be used to support the Borrower’s commercial paper program, the representations set forth in Sections 6.06 and 6.09(a) need not be made.

(w) A new Section 6.22 is hereby added to the Credit Agreement to read as follows:

6.22	OFAC.

None of the Loan Parties, nor any of their Subsidiaries, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer or employee thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(x) A new Section 6.23 is hereby added to the Credit Agreement to read as follows:

6.23	Anti-Corruption Laws.

The Loan Parties and their Subsidiaries have conducted their businesses in all material respects in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(y) Section 7.10 of the Credit Agreement is hereby amended to read as follows:

7.10	[Reserved].

(z) A new Section 7.11 is hereby added to the Credit Agreement to read as follows:

7.11	Anti-Corruption Laws.

Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

(aa) Section 8.11(a) of the Credit Agreement is hereby amended to read as follows:

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 3.50 to 1.0.

(bb) A new Section 8.13 is hereby added to the Credit Agreement to read as follows:

8.13	Sanctions.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

(cc) A new Section 8.14 is hereby added to the Credit Agreement to read as follows:

8.14	Anti-Corruption Laws.

Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other similar anti-corruption legislation in other jurisdictions.

(dd) Section 11.02(b) of the Credit Agreement is hereby amended to read as follows:

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(ee) Section 11.17 of the Credit Agreement is hereby amended to read as follows:

11.17	Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement, any other document executed in connection herewith and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

(ff) A new Exhibit 2.05 to the Credit Agreement is hereby added in the form of Exhibit 2.05 attached hereto.

(gg) Schedule 2.01 to the Credit Agreement is hereby amended to read as Schedule 2.01 attached hereto.

2. Effectiveness; Conditions Precedent. This Amendment shall be effective when all of the conditions set forth in this Section 2 have been satisfied:

(a) receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower and each Lender;

(b) receipt by the Administrative Agent of favorable opinions of legal counsel to the Borrower, addressed to the Administrative Agent and each Lender, dated as of the Second Amendment Effective Date, and in form and substance reasonably satisfactory to the Administrative Agent;

(c) receipt by the Administrative Agent of the following, in form and substance satisfactory to the Administrative Agent:

(i) copies of the Organization Documents of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a Responsible Officer of the Borrower to be true and correct as of the Second Amendment Effective Date;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents; and

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(d) there shall not have occurred a material adverse change since December 31, 2014 in the business, assets, liabilities (actual or contingent), operations or financial condition of the Borrower and its Subsidiaries, taken as a whole;

(e) receipt by the Administrative Agent, MLPFS and the Lenders of all agreed fees required to be paid on or before the Second Amendment Effective Date; and

(f) the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Second Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

3. Ratification of Credit Agreement. The Borrower acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.

4. Authority/Enforceability. The Borrower represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by the Borrower and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as may be limited by applicable Debtor Relief Laws or by equitable principles relating to enforceability.

(c) No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery or performance by, or enforcement against, the Borrower, except for such as have been made or obtained and are in full force and effect.

(d) The execution and delivery of this Amendment does not (i) violate the terms of its Organization Documents or (ii) violate any Law.

5. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as drafted) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as drafted) as of such earlier date, and (b) no Default exists.

6. Counterparts/Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by facsimile or other secure electronic format (.pdf) shall be effective as an original.

7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

10. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. FATCA Certification. For purposes of determining withholding Taxes imposed under FATCA, from and after the Second Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations under the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

12. Exiting Lenders. Each of the entities executing this Amendment under the heading “Exiting Lenders”, each in its capacity as an existing Lender under the Credit Agreement (an “Exiting Lender”), is signing this Amendment for the sole purpose of amending the Credit Agreement and assigning its Commitments and outstanding Loans to the other Lenders party hereto. Upon giving effect to this Amendment, the outstanding Loans and Commitments of each Exiting Lender under the Credit Agreement shall be fully assigned at par to the other Lenders party hereto to the extent necessary such that after giving effect thereto, the Commitments (and related Loans) shall be held by the non-Exiting Lenders according to Schedule 2.01 hereto, provided that interest and fees that have accrued for the account of the Existing Lenders prior to the effectiveness of this Amendment will be paid to such Exiting Lenders, and each Exiting Lender shall cease to be a Lender under the Credit Agreement. The assignment effected by this Section shall be an assignment for all purposes of the Credit Agreement and be deemed to have been consummated in accordance with Section 11.06.

13. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	FLOWSERVE CORPORATION,
a New York corporation

	By:	/s/ John E. Roueche, III
Name: John E. Roueche, III
Title: Vice President, Investor Relations and Treasurer

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Darleen R DiGrazia
Name: Darleen R DiGrazia
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Christopher Wozniak
Name: Christopher Wozniak
Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer

	By:	/s/ Maria Riaz
Name: Maria Riaz
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and L/C Issuer

	By:	/s/ Reginald M. Goldsmith III
Name: Reginald M. Goldsmith III
Title: Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender and L/C Issuer

	By:	/s/ Kaye Ea
Name: Kaye Ea
Title: Managing Director

	By:	/s/ Gordon Yip
Name: Godon Yip
Title: Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

	By:	/s/ Thomas J. Sterr
Name: Thomas J. Sterr
Title: Authorized Signatory

MIZUHO BANK, LTD., as a Lender

	By:	/s/ Takayuki Tomii
Name: Takayuki Tomii
Title: Deputy General Manager

MIZUHO BANK (USA),
as a Lender

By:	/s/ Takayuki Tomii
Name: Takayuki Tomii
Title: Deputy General Manager

LLOYDS BANK PLC, as a Lender

By:	/s/ Erin Doherty
Name: Erin Doherty
Title: Assistant Vice President

By:	/s/ Dennis McClellan
Name: Dennis McClellan
Title: Assistant Vice President

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Christian S. Brown
Name: Christian S. Brown
Title: Managing Director

COMPASS BANK, as a Lender

By:	/s/ Daniel Feldman
Name: Daniel Feldman
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ David Kee
Name: David Kee
Title: Managing Director

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Allan K Kine
Name: Allan K Kine
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Kara Van Duzee
Name: Kara Van Duzee
Title: Vice President

CITIBANK, N.A., as a Lender

By:	/s/ Jyothi Narayanan
Name: Jyothi Narayanan
Title: Vice President

FIFTH THIRD BANK, as a Lender

By:	/s/ Michael H. Keith
Name: Michael H. Keith
Title: Vice President

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ John Canty
Name: John Canty
Title: Senior Vice President

HSBC BANK USA, N.A., as a Lender

By:	/s/ Brian B. Myers
Name: Brian B. Myers
Title: SVP Corporate Banking

BNP PARIBAS, as a Lender and L/C Issuer

By:	/s/ Nicholas Rogers
Name: Nicholas Rogers
Title: Managing Director

By:	/s/ Todd Rodgers
Name: Todd Rodgers
Title: Director

FIRST HAWAIIAN BANK,
as a Lender

	By:	/s/ Todd T. Nitta
Name: Todd T. Nitta
Title: Senior Vice President

EXITING LENDER:	THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

	By:	/s/ Tyler J. McCarthy
Name: Tyler J. McCarthy
Title: Director